Exhibit 99.1

Brooks Automation Names Erica McLaughlin to Its Board of Directors

CHELMSFORD, Mass., April 6, 2020 (PRNewswire) -- Brooks Automation, Inc. (Nasdaq:BRKS)  today announced that Erica McLaughlin has been elected to its Board of Directors.  Ms. McLaughlin, Senior Vice President and CFO of Cabot Corporation, joins the board and the audit committee, bringing deep leadership experience as a global public company CFO and a background in public accounting.

"We are excited and honored to have Erica join our Board," said Steve Schwartz, President and CEO of Brooks. "She brings experience as a strong leader in strategy and finance with a large global organization such as Cabot Corporation.  Erica will be an invaluable asset to the Board and to Brooks as we continue on our journey of growth and transformation to higher value."

Joseph R. Martin, Chairman of the Brooks Board of Directors, also commented, "I am delighted to welcome Erica to our Board.  She will bring a unique perspective to our Board based on her broad experience and executive leadership roles at Cabot, and she will be a  strong contributor to our audit committee.”

Ms. McLaughlin has been with Cabot Corporation since 2002 in a variety of finance roles of increasing responsibility culminating in her current position as Chief Financial Officer.  Prior to Cabot, Ms. McLaughlin worked for KPMG, LLP in their audit services group.  She earned an MBA and BS in Accounting from Boston College. She also served on the Board of Directors of the Cabot Boston Credit Union from 2013 through 2016 and currently serves as an executive leader for Cabot’s Diversity and Inclusion Steering Committee.

About Brooks Automation
Brooks (Nasdaq: BRKS) is a leading provider of life science sample-based solutions and semiconductor manufacturing solutions worldwide.  The Company’s Life Sciences business provides a full suite of reliable cold-chain sample management solutions and genomic services across areas such as drug development, clinical research and advanced cell therapies for the industry’s top pharmaceutical, biotech, academic and healthcare institutions globally.  Brooks Life Sciences’ GENEWIZ division is a leading provider of DNA gene sequencing and gene synthesis services.  With over 40 years as a partner to the semiconductor manufacturing industry, Brooks is a provider of industry-leading precision vacuum robotics, integrated automation systems and contamination control solutions to the world’s leading semiconductor chip makers and equipment manufacturers.  Brooks is headquartered in Chelmsford, MA, with operations in North America, Europe and Asia.  For more information, visit www.brooks.com.

“Safe Harbor Statement” under Section 21E of the Securities Exchange Act of 1934

Some statements in this release are forward-looking statements made under Section 21E of the Securities Exchange Act of 1934. These statements are neither promises nor guarantees but involve risks and uncertainties, both known and unknown, that could cause Brooks' financial and business results to differ materially from our expectations. They are based on the facts known to management at the time they are made. These forward-looking statements include but are not limited to statements regarding the excepted impact and benefits of Ms. McLaughlin’s appointment to our Board of Directors. Factors that could cause results to differ from our expectations include the following:  the volatility of the industries the Company serves, particularly the semiconductor industry; our possible inability to meet demand for our products due to difficulties in obtaining components and materials from our suppliers in required quantities and of required quality; risks and uncertainties related to the coronavirus originating in Wuhan, China and its effects on the Company’s operations in China, including supply chain, and the operations of our customers in China; the inability of customers to make payments to us when due; the timing and effectiveness of cost reduction and cost control measures; price competition; disputes concerning intellectual property; uncertainties in global political and economic conditions, and other factors and other risks, including those that we have described in our filings with the Securities and Exchange Commission, including but not limited to our Annual Report on Form 10-K, current reports on Form 8-K and our quarterly reports on Form 10-Q. As a result, we can provide no assurance that our future results will not be materially different from those projected. Brooks expressly disclaims any obligation or undertaking to release publicly any updates or revisions to any such statement to reflect any change in our expectations or any change in events, conditions or circumstances on which any such statement is based. Brooks undertakes no obligation to update the information contained in this press release.

INVESTOR CONTACTS:

Mark Namaroff

Director, Investor Relations
Brooks Automation
978.262.2635
mark.namaroff@brooks.com

Sherry Dinsmore

Brooks Automation

978.262.2400

sherry.dinsmore@brooks.com